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                                                                     EXHIBIT 9.1


                       SHAREHOLDER AGREEMENT (FLUOROWARE)

     This Shareholder Agreement, dated as of June __, 1999, is made by and between Entergis, Inc., a Minnesota corporation (the "Company"), and the undersigned shareholder (the "Shareholder") of Fluoroware, Inc., a Minnesota corporation ("Fluoroware"). Capitalized terms used in this agreement and not defined herein shall have the meanings ascribed to them in the Consolidation Agreement (as defined below).

     WHEREAS, Flouroware and Empak, Inc., a Minnesota corporation ("Empak"), have agreed to consolidate their business operations pursuant to a Consolidation Agreement, dated June 1, 1999 (the "Consolidation Agreement"), by and among Flouroware, Empak and the Company, which provides for the exchange (the "Exchange") of all of the outstanding equity interests in each of Flouroware and Empak for all of the outstanding shares of common stock of the Company (the "Company Shares");

     WHEREAS, Shareholder is a record and beneficial owner of common stock of Fluoroware (the "Fluoroware Shares") and intends to exchange his or her Fluoroware Shares for Company Shares on the terms set forth in the Consolidation Agreement and in this agreement;

     WHEREAS, the parties to the Consolidation Agreement have conditioned the consummation of the Exchange on, among other things, the execution by Shareholder and the Company of this agreement.

     NOW, THEREFORE, in consideration of the receipt of the Company Shares, as an inducement to Fluoroware and Empak and the other shareholders of Fluoroware and Empak to complete the Exchange, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Shareholder and the Company agree as follows:

     1. Exchange of Shares. At the time and in the manner contemplated by the Consolidation Agreement, Shareholder shall assign and transfer to the Company, in exchange for the number of Company Shares that is determined pursuant to the Consolidation Agreement, all of Shareholder's right, title and interest in the Fluoroware Shares owned by Shareholder, which Fluoroware Shares shall be transferred to the Company free and clear of all liens, encumbrances and restrictions. On or prior to the Closing Date, Shareholder will deliver to the Fluoroware Representative for delivery to the Company at the Closing of the Exchange the stock certificate(s) evidencing


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Shareholder's Fluoroware Shares, which stock certificates(s) will be properly endorsed or accompanied by a properly executed stock power. On the Closing Date, and subject to the satisfaction or waiver of the closing conditions set forth in the Consolidation Agreement, the Company shall issue and deliver to Shareholder a certificate evidencing the number of Company Shares issuable to Shareholder pursuant to section 2.1(b)(i) of the Consolidation Agreement. On the first anniversary of the Closing Date, the Company shall also issue and deliver to Shareholder a certificate evidencing the additional number of Company Shares issuable to Shareholder pursuant to section 2.1(b)(ii) of the Consolidation Agreement.

     2. Shareholder Representations and Warranties. As a material inducement to the Company and the other shareholder of Empak and Fluoroware to complete the Exchange, Shareholder represents, warrants and acknowledges as follows:

          2.1 Authorization. If Shareholder is not an individual, the execution of and the performance by it of its obligations under this agreement have been validly authorized by all action necessary to make this agreement the legal and binding obligation of Shareholder.

          2.2 Share Ownership. Shareholder owns, beneficially and of record, all of the Fluoroware Shares set forth on schedule A to this agreement, which Fluoroware Shares will be transferred to the Company on the Closing Date free and clear of any claims, liens, charges, equities, and encumbrances or other restrictions which would in any way impair Shareholder's right to effectively transfer such Fluoroware Shares to the Company.

          2.3 Investment Representations. The Company Shares issuable to Shareholder pursuant to the Consolidation Agreement are being acquired by Shareholder for investment purposes and not with the view toward the distribution or sale thereof in a public offering within the meaning of the Securities Act of 1933 (the "Securities Act") or any rule or regulation under the Securities Act. Shareholder has sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the Exchange of his Fluoroware Shares for Company Shares and to make an informed investment decision with respect to that transaction and is able to bear the economic risk of holding the Shares for an indefinite period. Shareholder acknowledges that (i) the Company Shares have not been registered under either the Securities Act or applicable state securities law, and the Company will be relying upon the foregoing investment representations in issuing the Company Shares to Shareholder, (ii) the Company has no obligation or current intention to register the Company Shares under the Securities Act of 1933 (the "Securities Act") or any state securities laws, (iii) the Company Shares cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act or applicable state securities laws or exemptions from registration are then available, (iv) and the transferability of the Company Shares will be subject to restrictions imposed by


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     all applicable federal and state security laws and the certificates evidencing such Company Shares will be imprinted with a legend setting forth such restrictions.

          2.4. Fluoroware Holdback Shares. Shareholder acknowledges that a portion of the Company Shares that Shareholder is entitled to receive on the completion of the Exchange will be held back and delivered to Shareholder on the first anniversary of the Closing Date, but that such Hold-back Shares will be subject to any prorata reductions which may result from a Fluoroware Adjustment, as defined in the Consolidation Agreement.

     3. Negotiations. Until the Closing Date or such earlier date as the transactions contemplated by the Consolidation Agreement are abandoned, Shareholder shall not enter into any negotiations or agreements, or make any undertaking or commitment, (i) to sell, transfer or otherwise dispose of any of the Fluoroware Shares owned by Shareholder on the date of this agreement, (ii) take any action to cause or permit Fluoroware to merger or consolidate with, or acquire substantially all of the property and assets of, any other corporation or person, (iii) take any action to cause or permit Fluoroware to sell, lease or exchange all or substantially all of its properties and assets to any other corporation or person or (iv) otherwise cause or permit the ownership or control of Fluoroware to be transferred to any other party other than the Company pursuant to the Consolidation Agreement.

     4. Designation of Shareholder Representative.

          4.1 Shareholder hereby designates Stan Geyer as Shareholder's representative (the "Fluoroware Representative") for purposes (i) of resolving, settling or otherwise dealing with any indemnification claims made against the Fluoroware Holdback Shares pursuant to the Consolidation Agreement, (ii) of pursuing claims against the Empak Holdback Shares pursuant to the Consolidation Agreement, and (iii) of otherwise acting as the representative of Shareholder on matters specified in the Consolidation Agreement and in this agreement.

          4.2 Shareholder acknowledges that, until such time as no Fluoroware Holdback Shares remain subject to the Consolidation Agreement, the Fluoroware Representative may only be removed by a consent of the Fluoroware shareholders who before the Closing Date owned a Majority of the Fluoroware Shares then outstanding upon written notice to the Empak Representatives. If the Fluoroware Representative dies, becomes incapacitated, resigns or is removed by a Majority, the Majority shall appoint a successor Fluoroware Representative. During any period during which there is no person serving as a Fluoroware Representative, except where due to the resignation or removal of a representative, all time periods imposed upon the Fluoroware Representative pursuant to the Consolidation Agreement shall be tolled.


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          4.3 Shareholder hereby authorizes the Fluoroware Representative to make and deliver any certificate, notice, consent or instrument required or permitted to be made or delivered under the Consolidation Agreement, this agreement or the documents referred to in such agreements which the Fluoroware Representative determine in his sole and absolute discretion to be necessary, appropriate or desirable, and, in connection therewith, to hire or retain such counsel, investment bankers, accountants, representatives, and other professional advisors as he determines in his sole and absolute discretion to be necessary, advisable or appropriate in order to carry out and perform his rights and obligations under this agreement and the Consolidation Agreement, and the Fluoroware Representative shall have the right to rely in good faith upon the advise he receives from any such persons.

          4.4 The Fluoroware Representative may on behalf of Shareholder consent to or object to any claim for indemnification by the Company or the Empak shareholders, and shall have the authority to initiate litigation or arbitration pursuant to and subject to the terms of the Consolidation Agreement.

          4.5 Shareholder hereby releases the Fluoroware Representative from any liability to Shareholder for any act or omission to act in his capacity as Fluoroware Representative unless Shareholder is able to prove that the Fluoroware Representative was guilty of willful misconduct or bad faith.

          4.6 The Fluoroware Representative shall be entitled to prorata reimbursement by Shareholder of all out of pocket costs and/or expenses incurred by him in carrying out his responsibilities under this agreement or the Consolidation Agreement. In the event that the Fluoroware Representative reasonably determines that it is necessary or desirable to have Shareholder advance funds to cover out of pocket costs or expenses incurred or to be incurred by him, he may notify Shareholder of such request to participate ratably in accordance with Shareholder's respective interest in such costs and expenses. The notice shall contain such other terms and conditions as the Fluoroware Representative determines to be necessary or desirable, and shall set forth the amount which he has reasonably determined to be necessary to cover such costs and expenses and Shareholder's allocable share of such amount. Shareholder shall have ten
     (10) business days to respond to the request and to deliver a check to the Fluoroware Representative for Shareholder's allocable share of the amount required, or such greater amount as Shareholder desires to advance. In no event shall the Company, Fluoroware or Empak be responsible for the costs or expenses of the Fluoroware Representative.

     5. Organizational Matters. Shareholder hereby consents to (a) the organization, designation and removal provisions relating to the Board of Directors of the Company that are described in section 1.2 of the Consolidation Agreement, and (b) the appointment of, and designation of authority to, the Board Integration Team which is described in section 1.3 of the Consolidation Agreement.


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     6. Miscellaneous.

          6.1 Complete Agreement. This agreement and the Consolidation Agreement contain the complete agreement between Shareholder and the Company relating to the matters discuss herein and therein and supersede any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way. This agreement may not be amended or waived except in a writing executed by the party against which such amendment or waiver is sought to be enforced. No course of dealing between or among any persons having any interest in this agreement will be deemed effective to modify or amend any part of this agreement or any rights or obligations of any person under or by reason of this agreement.

          6.2 Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this agreement will be in writing and will be deemed to have been given when personally delivered or three days after being mailed, if mailed by first class mail, return receipt requested, or when receipt is acknowledged, if sent by facsimile, telecopy or other electronic transmission device. Notices, demands and communications will, unless another address is specified in writing, be sent to Shareholder at the address set forth on schedule A to this agreement and to the Company at its principal business offices.

          6.3 Assignment. This agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

          6.4 Counterparts. This agreement may be executed in one or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same instrument. This agreement shall not be binding until it is executed by all of the parties hereto.

          6.5 Governing Law. The internal law, without regard for conflicts of laws principles, of the State of Minnesota will govern all questions concerning the construction, validity, interpretation and enforcement of this agreement.


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     IN WITNESS WHEREOF, Shareholder and an authorized representative of the
Company have executed this agreement as of the date set forth in the first paragraph.

--------------------------------------------------------------------------------

                                   Name [print]:
                                                 -------------------------------

                                   ENTERGIS, INC.

                                   By
                                      ------------------------------------------
                                   Title:
                                          --------------------------------------


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                                   SCHEDULE A

                            Name and
Shareholder                  Address                      Shares
-----------                 ---------                     ------
Fluoroware




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